EXHIBIT 10.6
                       SECOND AMENDMENT TO LOAN AGREEMENT


         THIS SECOND AMENDMENT TO LOAN AGREEMENT (this "Second Amendment") is entered into as of the 18 day of July 1997, by and between LaSalle National Bank, a national banking association ("LaSalle"), Harris Trust and Savings Bank, an Illinois banking corporation ("Harris") (LaSalle and Harris are referred to herein collectively as the "Banks"), and Stimsonite Corporation, a Delaware corporation ("Borrower"). LaSalle National Bank, a national banking association, as agent for the Banks for certain limited purposes ("Agent"), shall also be deemed a party hereto for the purpose of acting as agent.

                              W I T N E S S E T H:

         WHEREAS, Banks, Agent and Borrower entered into a Loan Agreement dated as of July 23, 1996 as amended by the Amendment to Loan Agreement dated as of March 24, 1997 (the "Agreement"), and now desire to further amend such Agreement.

         NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Second Amendment, the parties, intending to be bound, hereby agree as follows:

1. Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Second Amendment, is incorporated herein by this reference as though the same was set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2.       Amendment of the Agreement. The Agreement is hereby amended as follows:

         a. Paragraph 9.2(g) of the Agreement is hereby amended and restated in its entirety as follows:

                  (g) Financial Covenants (each of which in clauses (i), (ii) and (iii) below shall be measured each quarter on a rolling four (4) quarter basis taking into account the immediately preceding four fiscal quarters of Borrower).

                           (i) Not  permit  the ratio of  Funded  Debt to EBITDA
                  minus Capital Expenditures to exceed (A) 4.50:1 as of the end of each fiscal quarter through September 30, 1997 and (B) 3.75:1 for the fiscal quarter ending December 31, 1997. Notwithstanding the foregoing, such ratio shall be immediately reduced to 3.75:1 if Borrower sells the Waukegan Facility prior to December 31, 1997.

                           (ii) Not permit the Cash Flow Coverage Ratio to be less than 1.3:1.

                           (iii) Not permit the Leverage Ratio to exceed (A) for
                  the fiscal quarters ending June 30, 1996 to September 30, 1997, .60:1; (B) for the fiscal quarters ending December 31, 1997 to September 30, 1998, .55:1; and (C) for the fiscal quarters ending December 31, 1998 and each quarter thereafter, .40:1.

         b. The final sentence of Paragraph 9.3(b) is hereby amended and restated in its entirety as follows:

                  Notwithstanding the foregoing, Borrower may sell or otherwise dispose of the Waukegan Facility if, and only if, the net proceeds of such sale are $5,700,000 or greater and Borrower complies in full with the provisions of Paragraph 5.18.

3.       Closing Documents.   The following  documents and other items shall be
         delivered  concurrently  with this Second Amendment:

         a.       Four executed copies of this Second Amendment.

4. Representations and Warranties; No Event of Default. The representations and warranties set forth in Paragraph 9 are deemed remade as of the date hereof and, upon full execution of this Second Amendment in accordance with Section 5 below, Borrower represents that such representations and warranties are true and correct as of the date hereof (other than representations and warranties made as of a specific date). Upon full execution of this Second Amendment in accordance with
         Section 5 below, no Event of Default exists nor does there exist any event or condition which with notice, lapse of time and/or the consummation of the transactions contemplated hereby would constitute an Event of Default.

5. Effectuation. The amendments to the Agreement contemplated by this Second Amendment shall be deemed effective as of the date first written above upon the full execution of this Second Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Second Amendment except as set forth in Section 3 above.

6. Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment as of the date first above written.





LASALLE NATIONAL BANK                       STIMSONITE CORPORATION



By:      By:
            Its Vice President              Its President



HARRIS TRUST AND SAVINGS BANK



By:
         Its Vice President